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                                                                     EXHIBIT 5.1



                         [LETTERHEAD OF SIDLEY & AUSTIN]

                                 March 21, 2001

Wells Fargo Auto Receivables Corporation
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota 55479

                    Re:  Registration Statement on Form S-3 (No. 333-53920)
                         --------------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel for Wells Fargo Auto Receivables Corporation, a Delaware corporation (the "Company"), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the shelf registration by the Company of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates", and together with the Notes, the "Securities"). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a common law trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee (each, an "Owner Trustee"), or a limited liability company (each, an "LLC") to be formed by the Company pursuant to a Limited Liability Company Agreement (each an LLC Agreement). Each series of Notes will be issued pursuant to an Indenture (the "Indenture") between the related Trust or LLC, as the case may be, and an indenture trustee (each, an "Indenture Trustee") and a Sale and Servicing Agreement among the related Trust or LLC, as the case may be, the Company and Wells Fargo Bank, N.A., as servicer (each, a "Sale and Servicing Agreement"), and the Certificates will be issued pursuant to a Trust Agreement and such Sale and Servicing Agreement.

                  In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and the forms of Sale and Servicing Agreement, Indenture (including the form of Notes included as exhibits thereto), Trust Agreement (including the form of Certificate included as an exhibit thereto) and the Purchase Agreement between the Company and Wells Fargo Bank, N.A., in each case as filed as an exhibit to the Registration Statement (collectively, the "Operative Documents").

                  Based on and subject to the foregoing, we are of the opinion that, with respect to each series of the Certificates and/or Notes, when when
(i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective



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under the Securities Act, (ii) the Indenture (including any necessary supplemental indentures) shall have become qualified under the Trust Indenture Act of 1939, as amended, (iii) the amount, price, interest rate and other principal terms of such Securities shall have been fixed by or pursuant to the authorization of the board of directors of the Company, (iv) a prospectus supplement with respect to such Securities shall have been filed with the SEC in compliance with the Securities Act and rules thereunder, (v) the Operative Documents relating to such series have each been duly completed, authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (vi) such Securities have been duly executed and issued by the related Trust or LLC and authenticated by the Owner Trustee with respect to Certificates or the Indenture Trustee with respect to Notes, as applicable, and sold by the Company or by the Trust or LLC, at the direction of the Company, as applicable, and (vii) payment of the agreed consideration for such Securities shall have been received by the Trust or LLC, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Securities and in the manner described in the Registration Statement:

                    a. such Certificates will have been duly authorized by all necessary action of the Trust or LLC and will be legally issued, fully paid and nonassessable, and

                    b. such Notes will have been duly authorized by all necessary action of the Trust or LLC and will be legally issued and binding obligations of the Trust or LLC and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

                  Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Notes.

                  We hereby consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related Rules promulgated by the SEC.

                                                         Very truly yours,


                                                         /s/ Sidley & Austin



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